Exhibit 99.1

Progenics and Cytogen Provide Schedule for Psma-related Presentations At the American Society of Clinical Oncology Annual Meeting

    TARRYTOWN, N.Y. and PRINCETON, N.J.--(BUSINESS WIRE)--June 7, 2004--PSMA Development Company LLC (PDC), a joint venture of Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) and Cytogen Corporation (Nasdaq:
CYTO), today provided the following schedule of events that relate to prostate-specific membrane antigen (PSMA) immunotherapies at the 40th Annual Meeting of the American Society of Clinical Oncology (ASCO) in New Orleans to be held from June 5-8. The interim results from an ongoing phase 1 safety study of a prostate cancer vaccine as well as preclinical results using fully human monoclonal antibodies to PSMA have been selected for poster presentations.
    "The investigational studies demonstrating immune response against PSMA are an important step toward our goal of developing therapies that may enable a patient's immune system to recognize prostate cancer cells as foreign and to eliminate them," said Jason P. Gardner, Ph.D., Senior Investigator at Progenics Pharmaceuticals and author of the ASCO presentation. "If confirmed through additional clinical studies, these PSMA immunotherapies could prove to be important new treatments for prostate and other cancers."



Monday, June 7
Time:       8:00 a.m. - 12:00 p.m.
Poster:     Fully human monoclonal antibodies to PSMA selectively
            target cytotoxins, radiotoxins and host immunity to
            prostate cancer; J. Gardner, Progenics Pharmaceuticals.
Location:   Hall A (right half)
Number:     F4
Abstract #: 2546

Time:       8:00 a.m. - 12:00 p.m.
Poster:     Recombinant soluble prostate-specific membrane antigen
            (rsPSMA) vaccine; Preliminary findings of a Phase I
            safety/immunogenicity trial; J. Gardner, Progenics
            Pharmaceuticals.
Location:   Hall A (right half)
Number:     J9
Abstract #: 2584



    About PSMA

    PSMA is a cell-surface protein that is expressed on prostate cancer cells at all stages of disease, including advanced or metastatic disease. The PSMA gene was first discovered by scientists at Memorial Sloan-Kettering Cancer Center and is exclusively licensed to Cytogen Corporation, which has sublicensed it to the PSMA Development Company for in vivo immunotherapy. PSMA is also present at high levels on the newly formed blood vessels (neovasculature) needed for the growth and survival of many types of solid tumors. If PSMA-targeted therapies can destroy or prevent formation of these new blood vessels, the therapies may prove valuable in treating a broad range of cancers.

    All abstracts may be accessed online at http://www.asco.org, which is not part of this press release, at the conclusion of the meeting.

    Company Profiles

    Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. The Company has five product candidates in clinical development and several others in preclinical development. In symptom management and supportive care, the Company is developing methylnaltrexone (MNTX) to treat the debilitating side effects of opioid-based pain relievers without interfering with pain relief. MNTX is in pivotal phase 3 clinical testing for treatment of opioid-induced constipation in patients with advanced medical illness and may be the Company's first product candidate to be approved for marketing. In the area of HIV infection, the Company is developing viral-entry inhibitors, including PRO 542, a genetically engineered molecule designed to selectively target and neutralize HIV (in phase 2 studies), and PRO 140, a monoclonal antibody designed to target the HIV coreceptor CCR5 (in phase 1 studies). In addition, the Company is conducting research on a novel prophylactic HIV vaccine. The Company is developing immunotherapies for prostate cancer, including monoclonal antibodies directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. The Company is also developing vaccines designed to stimulate an immune response to PSMA. A recombinant PSMA vaccine is in phase 1 clinical testing. The Company is also studying a cancer vaccine, GMK, in phase 3 clinical trials for the treatment of malignant melanoma.
    Cytogen Corporation of Princeton, NJ is a product-driven, oncology-focused biopharmaceutical company that develops and commercializes a balanced portfolio of oncology products that address the unmet medical needs of patients and the physicians that serve them. Cytogen directly markets QUADRAMET(TM) (samarium Sm-153 lexidronam injection), PROSTASCINT(R) (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide, and NMP22(R) BLADDERCHEK(R) (nuclear matrix protein-22) in the United States. Cytogen has exclusive United States marketing rights to COMBIDEX(R) (ferumoxtran-10), an investigational molecular imaging agent consisting of iron oxide nanoparticles for use in conjunction with magnetic resonance imaging to aid in the differentiation of cancerous from non-cancerous lymph nodes, which is under review by the U.S. Food and Drug Administration. Cytogen is also developing therapeutics targeting prostate-specific membrane antigen (PSMA), a protein highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors. Full prescribing information for the Company's products is available at www.cytogen.com or by calling 1-800-833-3533. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.

    DISCLOSURE NOTICE: The information contained in this document is current as of June 7, 2004 This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Companies use the words 'anticipates,' 'plans,' 'expects' and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Companies' actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence when or proceed as planned, the risks and uncertainties associated with dependence upon the actions of the Companies' corporate, academic and other collaborators and of government regulatory agencies, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the uncertainty of future profitability and other factors set forth more fully in the Companies' Annual Reports on Form 10-K for the fiscal year ended December 31, 2003 and any amendments to such reports, their Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2043 and any amendments to such reports, and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Companies cannot assure you that any of the their programs will result in a commercial product.

    The Companies do not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus it should not be assumed that the Companies' silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

    Editor's Note:

    Additional information on Progenics and Cytogen is available at http://www.progenics.com and http://www.cytogen.com.

    CONTACT: Progenics Pharmaceuticals, Inc.
             Richard W. Krawiec, 914-789-2800
             rkrawiec@progenics.com
             or
             Cytogen Corporation
             Investor Relations
             Stacy Shearer, 609-750-8289
             sshearer@cytogen.com